Exhibit 99.1

GANNETT AND BELO RECEIVE SECOND REQUESTS FROM DOJ

McLEAN, VA and DALLAS, August 23, 2013 — Gannett Co., Inc. (NYSE: GCI) and Belo Corp. (NYSE: BLC) announced that they received requests yesterday for additional information and documents (“Second Requests”) from the U.S. Department of Justice (“DOJ”) in connection with Gannett’s proposed acquisition of Belo.

A Second Request is a standard part of the DOJ review process. A Second Request extends the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, during which the parties may not close the transaction until 30 days after Gannett and Belo have substantially complied with the Second Request (or the waiting period is otherwise terminated by the DOJ).

Gannett and Belo will respond promptly to the Second Request and continue working cooperatively with the DOJ as it conducts its review of the proposed transaction. Gannett and Belo continue to expect to close the transaction by the end of 2013 as previously announced. In addition to antitrust clearance, the transaction is subject to Federal Communications Commission (FCC) approval, approval by holders of two-thirds of the voting power of Belo shares, and customary closing conditions. Belo’s directors and executive officers, who collectively own approximately 42 percent of the voting power of Belo’s outstanding shares, have entered into voting and support agreements to vote their shares in favor of the transaction.

About Gannett

Gannett Co., Inc. (NYSE: GCI) is an international media and marketing solutions company that informs and engages more than 100 million people every month through its powerful network of broadcast, digital, mobile and publishing properties. Our portfolio of trusted brands offers marketers unmatched local-to-national reach and customizable, innovative marketing solutions across any platform. Gannett is committed to connecting people – and the companies who want to reach them – with their interests and communities. For more information, visit www.gannett.com.

About Belo

Television company Belo Corp. (NYSE: BLC) owns and operates 20 television stations (nine in the top 25 markets) and their associated websites. Belo stations, which include affiliations with ABC, CBS, NBC, FOX, and the CW, reach more than 14 percent of U.S. television households in 15 highly-attractive markets. Belo stations rank first or second in nearly all of their local markets. Additional information is available at www.belo.com.

Forward Looking Statements

Certain statements in this press release may be forward looking in nature or “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in each company’s SEC reports, including their annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.

Gannett and Belo are not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

Important Additional Information and Where to Find It

In connection with the proposed transaction, Belo filed, on August 21, 2013, a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) and began mailing the definitive proxy statement to its stockholders on or about August 21, 2013. Stockholders of Belo are urged to read the definitive proxy statement and other relevant materials filed with the SEC because they contain important information about Belo, Gannett, the proposed transaction and related matters. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER. The definitive proxy statement and other relevant materials (when available), and any and all documents filed by Belo with the SEC, may also be obtained for free at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Belo by directing a written request to Belo, Attention: Corporate Secretary, 400 S. Record Street, Dallas, TX 75202.

This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of Belo. Belo, its executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Belo in connection with the proposed merger. Information about those executive officers and directors of Belo and their ownership of Belo common stock is set forth in the Belo proxy statement for its 2013 Annual Meeting of Stockholders, which was filed with the SEC on March 22, 2013, and its Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on March 6, 2013. These documents may be obtained for free at the SEC’s website at www.sec.gov, and from Belo by contacting Belo, Attention: Corporate Secretary, 400 S. Record Street, Dallas, TX 75202. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction is included in the definitive proxy statement that Belo has filed with the SEC.

CONTACTS:

Investors	Media

For Gannett: Jeffrey Heinz Vice President, Investor Relations 703-854-6917 jheinz@gannett.com	For Gannett: Jeremy Gaines Vice President, Corporate Communications 703-854-6049 jmgaines@gannett.com OR Stephanie Pillersdorf/Pamela Blum Sard Verbinnen & Co. 212-687-8080

For Belo: R. Paul Fry Vice President/Investor Relations and Treasury Operations 214-977-4465	For Belo: Meghan Gavigan Sard Verbinnen & Co. 312-895-4700

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